UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 16, 2010

VOYAGER OIL & GAS, INC.

(formerly known as ante4, Inc.)

(Exact name of registrant as specified in its charter)

Delaware	0-50848	77-0639000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2812 1st Ave N, Suite 506
Billings, MT 59101

(Address of principal executive offices, including zip code)

(406) 245-4902

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On April 19, 2010, Voyager Oil & Gas, Inc. (the “Company”) filed an initial report on Form 8-K (the “Original Report”) with the Securities and Exchange Commission (“SEC”)  reporting the execution of an Agreement and Plan of Merger (the “Merger Agreement”) by and among ante4, Inc., a Delaware corporation, Plains Energy Acquisition Corp., a Delaware corporation, and Plains Energy Investments, Inc., a Nevada corporation engaged in the oil and gas exploration business.

This Amendment No. 1 to the Original Report (the “Amendment No. 1”) is being filed pursuant to SEC staff comment to refile the Merger Agreement with “the exhibits, schedules, and other similar attachments” to which the Merger Agreement refers.  The Merger Agreement filed as Exhibit 2.1 to this Amendment No. 1 supersedes in its entirety the Merger Agreement filed as Exhibit 2.1 to the Original Report.  There are no differences between the Merger Agreement filed with this Amendment No. 1 and the Merger Agreement filed with the Original Report, other than the inclusion of the aforementioned exhibits and schedules pursuant to SEC staff comment.

Item 9.01               Financial Statements and Exhibits

(a)           Financial statements:  None.

(b)           Pro forma financial information:  None.

(c)                                  Shell company transactions:

(d)           Exhibits:

2.1	Agreement and Plan of Merger dated April 16, by and among ante4, Inc., Plains Energy Investments, Inc. and Plains Acquisition Corp.*

10.1	Distribution Agreement dated April 16, by and between ante4, Inc. and ante5, Inc.#

99.1	Press release dated April 19, 2010#

*	Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

#	Previously filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 22, 2010

VOYAGER OIL & GAS, INC.

/s/ Mitch Thompson
Mitch Thompson
Chief Financial Officer

EXHIBIT INDEX

Voyager Oil & Gas, Inc.

Form 8-K/A Current Report

Exhibit
Number	Description
2.1	Agreement and Plan of Merger dated April 16, by and among ante4, Inc., Plains Energy Investments, Inc. and Plains Acquisition Corp.*
10.1	Distribution Agreement dated April 16, by and between ante4, Inc. and ante5, Inc.#
99.1	Press release dated April 19, 2010.#

*	Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

#	Previously filed.